Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation (PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation	ROCHDALE MINING CORP.

2.	Resident Agent	The Corporation Trust Company of Nevada
Name and Street Address:	Name
(must be a Nevada address	6100 Neil Road, Suite 500	Reno	NV	89511
where process may be	Street Address	City	State	Zip Code
served)
Optional Mailing Address	City	State	Zip Code

3.	Shares:
(number of shares
corporation authorized to	Number of shares	Number of shares
issue	with par value:	100,000,000	Par value:	$0.00001	without par value:	None

4.	Name & Addresses,	1.	David Rambaran
Of Board of	Name
Directors/Trustees:	1720 Hampton Drive	Coquitlam	B.C.	V3E 3C9
(attach additional page	Street Address	City	State	Zip Code
there is more than 3
directors/trustees)	2.	Paul Brock
Name
#507 - 1952 Kingsway Avenue	Port Coquitlam	B.C.	V3C 1S5
Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional - see instructions)	To engage in and carry on any lawful business activity.

6.	Names, Address	Conrad C. Lysiak	/s/ Conrad C. Lysiak
and Signature of	Name	Signature
Incorporator.	601 West First Avenue, Suite 503	Spokane	WA	99201
(attach additional page	Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of Acceptance
of Appointment of	/s/ Jack Caskey	4/20/04
Resident Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form, must be accompanied by appropriate fees. See attached fee schedule.